Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE	Contact: Eric R. Graef Telephone: 440-473-9249 Fax: 440-443-9319 egraef@preformed.com
Preformed Line Products Elects Two New Directors; Regains Compliance
Mayfield Village, Ohio – February 19, 2008 — Preformed Line Products Company (the “Company”) announced today the election of R. Steven Kestner and Michael E. Gibbons to the Company’s Board of Directors, bringing the total number to eight directors. With the addition of Mr. Kestner and Mr. Gibbons to the Board, the Company regained compliance with Nasdaq Marketplace Rule 4350(c)(1), which requires a majority of the directors be independent. The election of Mr. Kestner and Mr. Gibbons was by the Board of Directors to fill two vacancies on the Board. In accordance with the Company’s Code of Regulations, they will hold office until this year’s annual meeting of shareholders. Both Mr. Kestner and Mr. Gibbons are expected to be nominees for election to the Board by the shareholders at the annual meeting.
Previously, on February 6, 2008 the Company disclosed in a Form 8-K that the Company had notified the Nasdaq on January 31, 2008 that the Company was not in compliance with Rule 4350(c)(1) as a result of the death on January 30, 2008 of John D. Drinko, an independent director.
Mr. Kestner is Executive Partner and Senior Managing Director of Baker & Hostetler, LLP, and has been an attorney with the firm since 1979. Mr. Kestner serves on the Board of Trustees for The Cleveland Museum of Art, the Board of Regents for St. Ignatius High School and the Board of Directors for the Greater Cleveland Partnership. Baker & Hostetler, LLP serves as the Company’s general outside legal counsel.
Mr. Gibbons is the founder of Brown Gibbons Lang & Company, and is also the chairman of Global M&A. Mr. Gibbons serves as Chairman and is a member of the executive committee for Global M&A, Dusseldorf, Germany; on the board of directors, audit committee and chairman of the finance and planning committee for Associated Estates Realty Corporation, Richmond Heights, Ohio; on the board of trustees and executive committee and Vice Chairman for Greater Cleveland Sports Commission, Cleveland, Ohio; on the board of trustees for Ohio Israeli Chamber of Commerce, Cleveland, Ohio; and on the visiting committee for Case Western Reserve University Weatherhead School of Management, Cleveland, Ohio.
General Offices: 660 Beta Drive, Mayfield Village, Ohio 44143 | 440.461.5200 | www.preformed.com
Mailing Address: P.O. Box 91129 • Cleveland, Ohio 44101

Robert G. Ruhlman, Chairman, President and Chief Executive Officer, said that “We are honored to have Steve and Mike join our Board. These appointments increase the number of independent directors to five, and reflect our ongoing commitment to maintaining high standards of corporate governance and improving the Board’s expertise.”
Founded in 1947, Preformed Line Products (NASDAQ: PLPC) is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies. Headquartered in Cleveland, Ohio, the Company operates four domestic manufacturing centers, located in Rogers, Arkansas, Albuquerque, New Mexico, Albemarle, North Carolina and Asheville, North Carolina. PLP serves worldwide markets through international operations in Australia, Brazil, Canada, China, England, Mexico, New Zealand, Poland, South Africa, Spain and Thailand.
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the strength of the economy and demand for the Company’s products, increases in raw material prices, the Company’s ability to identify, complete and integrate acquisitions for profitable growth, and other factors described under the heading “Forward-Looking Statements” in the Company’s Form 10-K filed with the SEC on March 15, 2007. The Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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